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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Office Products Company of our report dated October 26, 1995, relating to the financial statements of Oak Brook Office Supply and Equipment Corporation, which appear in the Amendment No. 1 to Registration Statement on Form S-4 (333-1928) dated March 28, 1996 of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in this Registration Statement.


                                          /s/ Crowe, Chizek and Company LLP


Oak Brook, Illinois
September 26, 1996